EXHIBIT 99.1

Corvus Pharmaceuticals Presents Updated Clinical Data from its Phase 1b/2 Clinical Trial of Ciforadenant at the 2020 American Society of Clinical Oncology’s Genitourinary Cancers Symposium

BURLINGAME, Calif., Feb. 13, 2020 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies with biomarker patient enrichment selection, announced updated results from its Phase 1b/2 clinical trial of ciforadenant, an adenosine A2A receptor antagonist, in patients with metastatic castration resistant prostate cancer (mCRPC). The data were presented today in a poster presentation at the American Society of Clinical Oncology 2020 Genitourinary Cancers Symposium (ASCO-GU) in San Francisco by Lawrence Fong, M.D., study investigator and leader of the Cancer Immunotherapy Program at the University of California, San Francisco (UCSF) Helen Diller Family Comprehensive Cancer Center.

“We are pleased to see activity in mCRPC both with ciforadenant monotherapy and in combination with atezolizumab,” said Richard Miller M.D., chief executive officer of Corvus. “The results from this study and prior results reported with CPI-006, our anti-CD73 antibody, indicate that prostate cancer is another potential disease that is amenable to therapy with adenosine blockade. Many prostate cancers express CD73 and contain adenosine that is produced by multiple biochemical sources. Our recently published adenosine signature allows us to identify tumors where adenosine is playing an immunosuppressive role and where adenosine blockade may be clinically useful. We plan to pursue the mCRPC indication further and we anticipate additional data to be presented at the ASCO annual meeting in late May/June. Overall, these results continue to demonstrate our leading position in the development of agents targeting the adenosine pathway.”

Ciforadenant, Corvus’ lead product candidate, is a selective and potent inhibitor of the adenosine A2A receptor. The ciforadenant Phase 1b/2 study is currently enrolling patients with renal cell cancer (RCC) and mCRPC. The mCRPC arm of the study, which began enrolling patients in October 2019, is evaluating ciforadenant monotherapy and in combination with Genentech’s Tecentriq® (atezolizumab), an anti-PD-L1 antibody. The study is also evaluating the use of a novel gene expression biomarker known as the Adenosine Signature, that may have the potential to predict patients most likely to respond to therapy and form the basis for future biomarker driven studies.

Ciforadenant Phase 1b/2 Clinical Trial Results at ASCO GU
The clinical data from the Phase 1b/2 trial of ciforadenant were presented by Dr. Fong in a poster presentation titled “Adenosine Receptor Blockade with Ciforadenant ± Atezolizumab in Advanced Metastatic Castration Resistant Prostate Cancer (mCRPC)” at the ASCO GU 2020 conference. The presentation included data from 35 patients with advanced mCRPC, including 11 that received ciforadenant as a monotherapy (100 mg twice daily) and 24 that received ciforadenant (100 mg twice daily) in combination with atezolizumab (840 mg delivered intravenously every two weeks). These patients had failed a median of three prior therapies and 43% had visceral metastases, which is a negative prognostic factor for patients with mCRPC. The key updates from Dr. Fong’s presentation included:

  With median follow up of 3.2+ months, there was one partial response (PR, RECIST); this patient had a prostate-specific antigen (PSA) level drop from 98 to less than 1. Ten additional patients had tumor regression not meeting the criteria for PR. Seven patients have confirmed stable disease exceeding 6 months; one of these patients remains on therapy. Five patients have unconfirmed stable disease and continue on therapy. A total of 9 patients continue on therapy.
  Gene expression profiling of tumor biopsies demonstrate a significant correlation of tumor CD73 expression with the adenosine signature (p=0.02). This correlation supports the relevance of adenosine in prostate cancer, its production by CD73 and the expression of adenosine induced immunosuppressive genes. Prior work in renal cell cancer, recently published in Cancer Discovery in January 2020, showed that the adenosine signature is associated with resistance to anti-PD(L)1 therapy, and predicted response to ciforadenant.
  Treatment was well tolerated with 1 Grade 3 adverse event of fatigue in monotherapy and 1 Grade 3 adverse event of anemia in the combination arm.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidates are ciforadenant (CPI-444), a small molecule inhibitor of the A2A receptor, and CPI-006, a humanized monoclonal antibody directed against CD73 that exhibits immunomodulatory activity and blockade of adenosine production. These product candidates are being studied in ongoing Phase 1 and 2 clinical trials in patients with a wide range of advanced solid tumors. Ciforadenant is being evaluated in a successive expansion cohort trial examining its activity both as a single agent and in combination with an anti-PD-L1 antibody. CPI-006 is being evaluated in a multicenter Phase 1/1b clinical trial as a single agent, in combination with ciforadenant, and in combination with pembrolizumab. The Company’s third clinical program, CPI-818, an oral, small molecule drug that has been shown to selectively inhibit ITK, is in a multicenter Phase 1/1b clinical trial in patients with several types of T-cell lymphomas. For more information, visit www.corvuspharma.com.

About Ciforadenant
Ciforadenant (CPI-444) is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine. In vitro and preclinical studies have shown that dual blockade of CD73 and the A2A receptor may be synergistic.

Adenosine Gene Signature
The adenosine gene signature is a biomarker that reflects adenosine induced immunosuppression in the tumor. These genes express chemokines that recruit myeloid cells including immunosuppressive tumor associated macrophages, which are thought to mediate resistance to anti-PD(L)1 treatment. In renal cell cancer this biomarker is associated with response to ciforadenant.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of ciforadenant, the Company’s ability to identify and utilize the adenosine gene signature for purposes of its clinical trials, including the Company’s Phase 1b/2 clinical trial of ciforadenant. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on October 29, 2019, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trial of ciforadenant; the ability to utilize the adenosine gene signature biomarker, the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
+1 213-262-9390
sseapy@purecommunications.com